                         COMPREHENSIVE CARE CORPORATION

                            SCHEDULE OF SUBSIDIARIES


                                                                 STATE OF
SUBSIDIARY NAME                                                  INCORPORATION
- ---------------                                                  -------------

N.P.H.S., Inc.                                                   California

CareManor Hospital of Washington, Inc.                           Washington

Trinity Oaks Hospital, Inc.                                      Texas

Starting Point Incorporated                                      California

CareUnit Hospital of Albuquerque, Inc.                           New Mexico

Comprehensive Care Corporation                                   Nevada

CareUnit Clinic of Washington, Inc.                              Washington

CareUnit Hospital of Ohio, Inc.                                  Ohio

Comprehensive Care Corporation (Canada) Ltd.                     Canada

Comprehensive Care Integration, Inc.                             Delaware

CMP Properties, Inc.                                             Oregon

CareUnit of Florida, Inc.                                        Florida

Comprehensive Behavioral Care, Inc.                              Nevada

Managed Behavioral Healthcare, Inc.                              Florida

AccessCare of Washington, Inc.                                   Washington

CareInstitute                                                    California

Comprehensive Provider Networks of Texas, Inc.                   Texas

Comprehensive Innovations Institute                              Texas

Healthcare Management Services, Inc.                             Michigan

Healthcare Management Services of Michigan, Inc.                 Michigan

Healthcare Management Services of Ohio, Inc.                     Ohio

Behavioral Health Management, Inc.                               Michigan

Comprehensive Health Associates                                  Puerto Rico

Comprehensive Orthopedic Care, Inc.                              Florida